UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2013

INNOVARO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

(1)	Previous Independent Auditors:

a.	The Registrant (the “Company”) has been advised that, effective January 1, 2013, Pender Newkirk & Company LLP (“Pender Newkirk”) has discontinued its audit practice and that the partners and employees of Pender Newkirk have joined the firm of Warren Averett, LLC. Warren Averett will serve as the Company’s principal independent auditing firm. The decision to retain Warren Averett as the Company’s principal independent auditing firm has been approved by the Company’s Board of Directors (and Audit Committee).

b.	Pender Newkirk’s reports on the financial statements of the Company for its last two fiscal years ended December 31, 2011 and 2010 did not contain an adverse or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: In the Company’s Annual Report on Form 10-K for the year ending December 31, 2011, the Audit Report regarding the Company’s audited financial statements for the year ending December 31, 2011 contained an explanatory paragraph regarding the significant doubt about the Company’s ability to continue as a going concern due to net loss, accumulated deficit, and working capital deficit.

c.	During the time that the reports were issued and the interim period in which Pender Newkirk served as the Company’s independent auditor, there were no disagreement(s) with Pender Newkirk on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Pender Newkirk, would have caused Pender Newkirk to make reference to the subject matter of such disagreement(s) in connection with its audit report.

d.	In accordance with Item 304(a)(3) of Regulations S-K, the Company has provided Pender Newkirk with a copy of the disclosures contained herein and provided Pender Newkirk with an opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company herein. Pender Newkirk has advised the Company that it has reviewed this filing and agrees with the responses, and has provided a letter addressed to the SEC in response to Item 304(a) of Regulation S-K annexed hereto as Exhibit 16.1.

(2)	New Independent Accountants

a.	The Company’s Board of Directors (and Audit Committee) has elected to retain Warren Averett as its new principal independent auditing firm as of January 8, 2013. The Company has not consulted with Warren Averett regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

b.	The Company has provided Warren Averett with a copy of the disclosures contained herein and provided Warren Averett, LLC with an opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company herein. Warren Averett has advised the Company that is has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	EXHIBITS

The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

16.1	Letter regarding Change of Accountants, dated January 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2013	INNOVARO, INC.

	By:	/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer